UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN FINANCE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 31, 2017

March 27, 2017

To the Stockholders of American Finance Trust, Inc.:

I am pleased to invite our stockholders to the 2017 Annual Meeting of Stockholders (“Annual Meeting”) of American Finance Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on May 31, 2017 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 10:00 a.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (1) the election of six members to the Board of Directors, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, and (3) such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on March 27, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com/AFIN. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary

AMERICAN FINANCE TRUST, INC.

i

405 Park Avenue, 14th Floor
New York, New York, 10022

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Finance Trust, Inc., a Maryland corporation (the “Company”) for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof, and is provided together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 10-K”). References in this Proxy Statement to “we,” “us,” “our,” “our company” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2016 10-K have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders is expected to commence on or about March 29, 2017. Additional copies of this Proxy Statement and 2016 10-K will be furnished to you, without charge, by writing us at American Finance Trust, Inc. 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations or emailing us at investorrelations@ar-global.com.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on May 31, 2017

This Proxy Statement, the Notice of Annual Meeting and our 2016 10-K are available at:
www.proxyvote.com/AFIN.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on May 31, 2017, commencing at 10:00 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect six directors to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualify;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on March 27, 2017. As of March 24, 103,660,972 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 928-4489. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com/AFIN at any time prior to 11:59 p.m. Eastern Time on May 30, 2017, and follow the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on May 30, 2017, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (1) the election of the six director nominees named in this Proxy Statement to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualify; and (2) the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by: (1) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (2) by attending the Annual Meeting and voting in person. No written revocation of your proxy will be effective, however, unless and until it is received at or prior to the Annual Meeting.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the plurality of all of the votes cast at a meeting at which a quorum is present, in person or by proxy. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal at a meeting at which a quorum is present. For purposes of ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, abstentions will count toward the presence of a quorum but will have no effect on the proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. Our directors and officers and employees of affiliates of our Advisor may solicit proxies on our behalf in person or by telephone, facsimile or other means, for which they will not receive any additional compensation. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $16,000 for proxy solicitation services provided for us, plus the reimbursement of certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name, address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2016 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at (855) 928-4489.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2016 10-K or any documents relating to any of our future stockholder meetings, please contact:

American Finance Trust, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022
Attention: Investor Relations
Telephone: (866) 902-0063
E-mail: investorrelations@ar-global.com
website: www.americanfinancetrust.com

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting and included in the proxy materials for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on October 30, 2017 and ending at 5:00 p.m. Eastern Time on November 29, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: American Finance Trust, Inc. 405 Park Avenue, 14th Floor, New York, New York, 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. For additional information, see “Stockholder Proposals for the 2018 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE SIX NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES; AND (II) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

The Board of Directors is responsible for monitoring and supervising the performance of our day-to-day operations and our advisor, American Finance Advisors, LLC (the “Advisor”). Our Advisor is a subsidiary of AR Global Investments, LLC (“AR Global”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. Our bylaws provide that the number of directors shall not be less than one, or the minimum number required by the Maryland General Corporation Law (the “MGCL”), nor more than 15. The Charter provides that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board, provided that the number of Directors shall not be less than the minimum number required by the MGCL. The number of directors on the Board is currently fixed at six.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Edward M. Weil, Jr., David Gong, Lisa D. Kabnick, Leslie D. Michelson, Stanley R. Perla and Edward G. Rendell. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the six nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the plurality of all of the votes cast at a meeting at which a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Edward M. Weil, Jr.	50	Chief Executive Officer, President and Chairman of the Board of Directors
David Gong	67	Lead Independent Director, Audit Committee Chair and Compensation Committee Chair
Lisa D. Kabnick	61	Independent Director and Nominating and Corporate Governance Committee Chair
Leslie D. Michelson	66	Independent Director
Stanley R. Perla	73	Independent Director
Edward G. Rendell	73	Independent Director

Business Experience of Nominees

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as chairman of the Board of Directors and as chief executive officer and president of the Company, the Advisor and the Property Manager (defined below) since November 2015. Mr. Weil also previously served as an executive officer of the Company, the Advisor and the Property Manager from their formation in January 2013 until November 2014, and served as a director of the Company from January 2013 to September 2014. Mr. Weil has also been the chief executive officer of AR Global since January 2016 and has a non-controlling interest in the parent of AR Global. Mr. Weil has served as a director of Global Net Lease, Inc. (“GNL”) since January 2017 and previously served as an executive officer of GNL, the GNL advisor and the GNL property manager from their formation in July 2011, July 2011 and

January 2012, respectively, until October 2014 and previously served as a director of GNL from May 2012 to September 2014. Mr. Weil has served as executive chairman of American Realty Capital New York City REIT, Inc. (“NYCR”) and as chief executive officer, president and secretary of NYCR, the NYCR advisor and the NYCR property manager since March 2017. Mr. Weil has served as executive chairman of American Realty Capital Healthcare Trust III, Inc. (“HT III”) since November 2015, and previously served as an executive officer of HT III, the HT III advisor and the HT III property manager from their respective formations in April 2014 until November 2014. Mr. Weil has served as a director of Healthcare Trust, Inc. (“HTI”) since October 2016 and previously served as the president, treasurer and secretary of HTI, the HTI advisor and the HTI property manager since their formation in October 2012 until November 2014, and served as an executive officer from October 2012 through March 2014.

Mr. Weil previously served as executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“Global II”) from November 2015 until the close of Global II’s merger with GNL in December 2016, and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from their respective formations in April 2014 until October 2014. Mr. Weil previously served as a director of Business Development Corporation of America (“BDCA”), an entity which was previously advised by an affiliate of AR Global, from December 2015 until November 2016, when BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Mr. Weil previously served as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. (“RCA”) and the RCA advisor from December 2015 until the close of our merger with RCA in February 2017, and previously served as an executive officer of RCA and the RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil previously served as a trustee of American Real Estate Income Fund from May 2012 until its liquidation in August 2016. Mr. Weil previously served as a trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017.

Mr. Weil served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of New York REIT, Inc. (“NYRT”), the NYRT property manager and the NYRT advisor from their formation in October 2009 until November 2014. Mr. Weil served as an executive officer of American Realty Capital Healthcare Trust, Inc. (“HT”), the HT advisor and the HT property manager from their formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Weil served as a director of American Realty Capital Trust III, Inc. (“ARCT III”) beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with VEREIT, Inc., formerly known as American Realty Capital Properties, Inc. (“VEREIT”) in February 2013. Mr. Weil served as an executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager since their formation in September 2010 until November 2014, as a director of DNAV from September 2010 until August 2014, and again as an executive officer of DNAV from November 2015 until its dissolution and liquidation in April 2016. Mr. Weil served as a director of VEREIT from March 2012 until June 2014. Mr. Weil also served as an executive officer of VEREIT from its formation in December 2010 until February 2013. Mr. Weil served as an executive officer of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 and as a director of ARCT IV from January 2014, in each case until the close of ARCT IV’s merger with VEREIT in January 2014. Mr. Weil served as the president, treasurer and secretary of Realty Finance Trust, Inc. (now known as Benefit Street Partners Realty Trust, Inc.) (“RFT”) and the RFT advisor from November 2012 until January 2013. Mr. Weil served as an executive officer of the Phillips Edison Grocery Center REIT II, Inc. advisor from July 2013 until October 2014. Mr. Weil has served as a member of the board of directors of the sub-property manager of American Realty Capital Hospitality Trust, Inc. (“HOST”) from August 2013 until November 2014. Mr. Weil served as chief executive officer and president of the general partner of American Energy Capital Partners — Energy Recovery Program, LP from its formation in October 2013 until November 2014. Mr. Weil previously served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015, and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016. Mr. Weil previously served as an executive officer of American Realty Capital — Retail Centers of America II, Inc. (“RCA II”) and the RCA II advisor from April 2014 until November 2014. Mr. Weil served on the board of trustees of United Development Funding Income Fund V (“UDF V”) until October 2014.

Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust (“AFRT”) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

We believe that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate makes him well qualified to serve as a member of our Board of Directors.

David Gong

David Gong has served as the lead independent director of the Company since January 2013. Mr. Gong has served as an independent director of Axar Acquisition Corp. since October 2014. He previously served as lead independent director of RCA from February 2011 until November 2015. Mr. Gong served as an independent director of ARCT III from January 2011 until the close of its merger with VEREIT, Inc. in February 2013, and previously served as an independent director of VEREIT from July 2011 until October 2012. Mr. Gong previously served as an independent director of HTI from March 2013 until February 2015. In February 2015, Mr. Gong was appointed independent director of NYCR II. In December 2015, NYCR II’s stockholders approved NYCR II’s dissolution and liquidation.

Mr. Gong has over 25 years of experience in global asset management. Mr. Gong has served as a director of Helios Capital LLC’s Helios Strategic Fund since its inception in January 2005. From August 2004 to February 2005, Mr. Gong served as a consultant to AFRT. During such time, he sourced and structured, from a tax and legal perspective, potential bank branch acquisitions in Asia. From August 2002 to July 2004, Mr. Gong served as the managing director of Ankar Capital Management, a New York based investment advisory firm. While at Ankar, Mr. Gong managed the firm’s private equity group in the Singapore office. From February 1990 to January 2001, Mr. Gong served as a senior partner and international portfolio manager at Ardsley Partners, also a New York based investment advisory firm, where he managed several emerging market hedge funds, including the Ardsley Pacific Fund. From September 1981 to January 1990, Mr. Gong served as an equity portfolio manager at T. Rowe Price where he also assisted in the establishment of the firm’s Hong Kong office. He previously served as a director of Alliance Capital Management, LLC’s Turkish Growth Fund from October 1993 to December 2000 and India Liberalization Fund from December 1993 to December 2003. Mr. Gong received a B.A. from the University of California, Berkeley, a J.D. from the University of California, Davis where he earned Order of the Coif honors and an M.B.A. from Stanford University’s Graduate School of Business.

We believe that Mr. Gong’s current and prior experience as an independent director of the companies described above, his extensive experience in global asset management, his experience in sourcing and structuring potential bank branch acquisitions in Asia for AFRT, and his educational background, make him well qualified to serve as a member of our Board of Directors.

Lisa D. Kabnick

Lisa D. Kabnick has served as an independent director of the Company since August 2015. Ms. Kabnick has served as a Senior Advisor at Reed Smith LLP (“Reed Smith”) since January 2015 and previously served as a partner at Reed Smith from January 2003 until December 2014. Previously, Ms. Kabnick served as Chair of the Global Financial Transactions group of Reed Smith from January 2013 until December 2014. Ms. Kabnick was also the Leader of Reed Smith’s Finance Group from December 2008 through June 2015 as well as the Vice-Chair of Reed Smith’s Global Financial Industry Group from December 2008 through December 2012. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she was a partner since 1988 and Chair of the Financial Services Practice Group since 1997. Since April 2015, Ms. Kabnick has been a member of the Board of Directors of Philadelphia Media Network, PBC, the publisher of the Philadelphia Inquirer and Daily News and operator of philly.com, where she is vice chair of the board and chairs the Audit/Finance Committee. Since January 2017, Ms. Kabnick has been a member of the board of directors of CFG Community Bank (“CFG”) and a member of the Risk Management and Compensation Committees. CFG is regulated by both the Federal Reserve Bank of Richmond and the Maryland Office of the Commissioner of Financial Regulation. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.), a start-up breathalyzer company. From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. Since 2001, Ms. Kabnick has been a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction.

We believe Ms. Kabnick’s over 35 years of experience as an advisor to corporate boards, international commercial lawyer, private investor, and member of profit- and non-profit boards of directors makes her well qualified to serve on our Board of Directors.

Leslie D. Michelson

Leslie D. Michelson joined our Board of Directors in February 2017 following our merger with RCA. He had served as an independent director of RCA since November 2015, and previously served as an independent director of RCA from March 2012 until October 2012. In addition, Mr. Michelson has served as an independent director of HTI since December 2015, including as non-executive chair since October 2016. Mr. Michelson has served as an independent director of BDCA, an entity which was previously advised by an affiliate of AR Global, since January 2011, including as lead independent director since February 2016. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C.

Mr. Michelson previously served as an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016 and as an independent trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017. Mr. Michelson previously served as an independent director of HT from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Michelson served as an independent director of ARCT from January 2008, including as lead independent director from July 2012, until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCA Venture, Inc. from June 2014 until June 2015. Mr. Michelson served as lead independent director of RFT from January 2013 until November 2014. Mr. Michelson served as an independent director of DNAV from August 2011 until February 2012 and as an independent director of NYRT from October 2009 until August 2011.

Since April 2007, Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a company which assists corporate employees and their dependents, families and individuals obtain the best healthcare. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He has served as a director of Druggability Technologies Holdings Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, since April 2013. He has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from 2002 until 2006 and served on its board of directors from 2002 until 2013. Mr. Michelson served on the board of directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors, of Catellus for five years and served at various times as the chairman of the audit committee and the compensation committee. From 2001 to 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From 2000 to 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1998 to 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson served as a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since 2004, he has been and is a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Stanley R. Perla

Stanley R. Perla has served as an independent director of the Company since April 2013. Mr. Perla has served as an independent director of HOST since January 2014, including as lead independent director since December 2014. Mr. Perla previously served as a trustee of American Real Estate Income Fund from May 2012 until its liquidation in August 2016. Mr. Perla previously served as an independent director of Global II from August 2014 until January 2016. Mr. Perla served as an independent director of DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. From May 2012 until December 2015, Mr. Perla provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.

We believe that Mr. Perla’s extensive experience as partner at Ernst & Young LLP, as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as a director of the companies described above and his over 40 years of experience in real estate, make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Gov. Rendell joined our Board of Directors in February 2017 following our merger with RCA. He had served as an independent director of RCA since October 2012 and also previously served as an independent director of RCA from February 2011 until March 2012. Gov. Rendell has also served as an independent director of Global Net Lease, Inc. since March 2012 and as an independent director of HTI since December 2015. Gov Rendell has served as an independent director of BDCA, an entity which was previously advised by an affiliate of AR Global, since January 2011. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Gov. Rendell previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016.

Gov. Rendell served as an independent director of ARCT III from March 2012 until the close of ARCT III’s merger with VEREIT in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015. Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Spahr. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Gov. Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

We believe that Gov. Rendell’s experience as a director or executive officer of the companies described above and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EDWARD M. WEIL, JR., DAVID GONG, LISA D. KABNICK, LESLIE D. MICHELSON, STANLEY R. PERLA AND EDWARD G. RENDELL AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE UNTIL OUR 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Information About the Board of Directors and its Committees

The Board of Directors is responsible for directing the management of our business and affairs. Our current executive officers are employees of affiliates of our Advisor. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is a subsidiary of AR Global. Mr. Edward M. Weil, Jr., our chairman of the Board, chief executive officer and president, is the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.

The Board of Directors held a total of 50 meetings and took action by written consent on nine occasions during the year ended December 31, 2016. All directors and nominees attended 99% of the total number of meetings while they were members of the Board of Directors. We anticipate that all directors and nominees will attend the Annual Meeting and two of the directors who were members of our Board of Directors attended our annual meeting in 2016. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee, a compensation committee and a nominating and corporate governance committee. In April 2016, the Board of Directors approved the restructuring of the existing nominating and corporate governance committee to replace the conflicts committee (the “former conflicts committee”).

Leadership Structure of the Board of Directors

Edward M. Weil, Jr. serves as our chairman of the Board, our chief executive officer and president. As chief executive officer and president of the Company and our Advisor, Mr. Weil is responsible for our operations and business strategy. The Board believes that because the chief executive officer is responsible for operations and business strategy of the Company, which is also a main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.

Mr. Gong serves as the lead independent director of the Company. The Board of Directors has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence, and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on board meeting agendas, represents the views of the independent directors to the Advisor, facilitates communication among the independent directors and between the Advisor and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings and otherwise assumes such responsibilities as may be assigned to him by the Board. The Company compensates Mr. Gong for acting as lead independent director.

We believe that having a majority of independent, experienced directors, including a lead independent director, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board of Directors is actively involved in overseeing risk management for the Company through its approval of all property acquisitions and incurrence and assumptions of debt. The nominating and corporate governance committee oversees the Advisor, manages risks associated with the independence of the members of the Board of Directors, and is responsible for reviewing and approving all transactions with affiliated parties such as the Advisor, AR Global and any parties affiliated with these entities, and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and AR Global, any director, the Advisor or their respective affiliates, on the other hand. The compensation committee oversees all compensation plans and the Company’s annual evaluation of the performance of senior officers. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established our audit committee in March 2013. Our audit committee held five meetings during the year ended December 31, 2016. Our directors attended 100% of all meetings while they were members of the audit committee. The charter of the audit committee is available to any stockholder sends a request to American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is available on the Company’s website, www.americanfinancetrust.com. Our audit committee consists of Messrs. Gong, Michelson and Perla and Ms. Kabnick, each of whom is “independent” within the meaning of the applicable requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Mr. Gong is the chair of our audit committee. The Board has determined that Mr. Gong is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and

•	the performance of our independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2016 is discussed below under the heading “Audit Committee Report.”

Compensation Committee

The Board of Directors established a compensation committee in April 2015. Our compensation committee held one meeting during the year ended December 31, 2016. Our directors attended 100% of all meetings while they were members of the compensation committee. The compensation committee charter is available to any stockholder who sends a request to American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The compensation committee charter is also available on the Company’s website, www.americanfinancetrust.com. The compensation committee is comprised of Messrs. Gong, Michelson, Perla and Rendell and Ms. Kabnick, each of whom is an independent director. Mr. Gong is the chair of our compensation committee. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent shares and other equity-based awards;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

Nominating and Corporate Governance Committee

The Board of Directors established a nominating and corporate governance committee in April 2015. In April 2016, the Board of Directors expanded the responsibilities of the nominating and corporate governance committee to perform functions previously performed by the former conflicts committee and to continue to perform the functions of a nominating and corporate governance committee. Our nominating and corporate governance committee held six meetings and took action by written consent on one occasion during the year ended December 31, 2016. Our directors attended 73% of all meetings while they were members of the nominating and corporate governance committee. The nominating and corporate governance committee charter is available to any stockholder who sends a request to American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The nominating and corporate governance committee charter is also available on the Company’s website, www.americanfinancetrust.com. The nominating and corporate governance committee is comprised of Messrs. Gong, Michelson, Perla and Rendell and Ms. Kabnick, each of whom is an independent director. Ms. Kabnick is the chair of the nominating and corporate governance committee.

The principal functions of the nominating and corporate governance committee are to:

•	identify qualified individuals to become directors of the Company;
•	recommend director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting;
•	recommend committee assignments;
•	periodically assess the performance of the Board of Directors;

•	review and recommend appropriate corporate governance policies and procedures for the Company, including annually reviewing the code of business conduct and ethics for the Company’s executive officers and senior financial officers; and
•	for those actions and transactions brought to the attention of the nominating and corporate governance committee in which we, on the one hand, and any of AR Global, the Advisor, a director, an officer or any affiliate thereof, on the other hand, are involved:
º	review and evaluate the terms and conditions, and determine the advisability of the transaction and conflict of interest situations between us and the other party;
º	negotiate the terms and conditions of the transaction, and, if the nominating and corporate governance committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents in connection with that transaction on our behalf;
º	determine whether the transaction is fair to, and in our best interest and the best interest of our stockholders; and
º	recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to the transaction pursuant to the Charter.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the nominating and corporate governance committee reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The nominating and corporate governance committee also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the bylaws. See “Stockholder Proposals for the 2018 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the New York Stock Exchange (the “NYSE”) even though our shares are not listed on the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Messrs. Gong, Michelson, Perla and Rendell and Ms. Kabnick have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NYSE’s director standards as currently in effect. Our Board of Directors has determined that each of the five independent directors satisfy the elements of independence in the listing standards of the NYSE. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

Any interested parties (including the Company’s stockholders) may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York, 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. Mr. Radesca will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website, www.americanfinancetrust.com.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Edward M. Weil, Jr. and Nicholas Radesca, are employees of affiliates of the Advisor. We neither compensate our executive officers, nor do we reimburse either our Advisor or American Finance Properties, LLC (the “Property Manager”) for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor, our Property Manager or any of their respective affiliates. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this Proxy Statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” for a discussion of fees and expense reimbursements payable to the Advisor and its affiliates and the Property Manager.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
Edward M. Weil, Jr.	50	Chairman of the Board of Directors, Chief Executive Officer and President
Nicholas Radesca	51	Chief Financial Officer, Treasurer and Secretary
David Gong	67	Lead Independent Director, Audit Committee Chair and Compensation Committee Chair
Lisa D. Kabnick	61	Independent Director and Nominating and Corporate Governance Committee Chair
Leslie D. Michelson	66	Independent Director
Stanley R. Perla	73	Independent Director
Edward G. Rendell	73	Independent Director

Nicholas Radesca

Nicholas Radesca has served as chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since November 2015. He also previously served as an executive officer of the Company, the Advisor and the Property Manager from December 2014 to May 2015. Mr. Radesca has served as the chief financial officer of GNL, the GNL advisor and the GNL property manager since January 2017. Mr. Radesca has served as the interim chief financial officer and treasurer of NYCR, the NYCR advisor and the NYCR property manager since June 2015.

Mr. Radesca previously served as interim chief financial officer, treasurer and secretary of NYRT, the NYRT advisor and the NYRT property manager from June 2015 until March 2017, and previously served in those capacities from February 2014 until March 2014. Mr. Radesca previously served as the chief financial officer, treasurer and secretary of Axar Acquisition Corp. (formerly AR Capital Acquisition Corp.) from August 2014 until October 2016. Mr. Radesca has served as chief financial officer, treasurer and secretary of DNAV, the DNAV advisor and the DNAV property manager from January 2014, November 2014 and December 2014, respectively, in each case until the dissolution and liquidation of those entities in April 2016. Mr. Radesca has served as the chief financial officer, treasurer and secretary of AUMA since August 2014. Mr. Radesca previously served as chief financial officer, treasurer and secretary of RFT and the RFT advisor from November 2015 until September 2016, and previously served as an executive officer of RFT and the RFT advisor from January 2013 until November 2014. Mr. Radesca previously served as an executive officer of BDCA from February 2013 until December 2015. Mr. Radesca served as the interim chief financial officer and treasurer of NYCR II, the NYCR II advisor and the NYCR II property manager from June 2015 until the dissolution and liquidation of those entities in January 2016. Mr. Radesca also previously served as interim chief financial officer, treasurer and secretary of HOST, the HOST advisor and the HOST property manager from May 2014 until December 2014. Mr. Radesca served as interim chief financial officer of RCA and the RCA advisor from May 2014 until December 2014. Mr. Radesca also served as interim chief financial officer of RCA II and the RCA II advisor from June 2015 until the liquidation and dissolution of those entities in January 2016. Beginning in October 2013, Mr. Radesca served as the chief financial officer and treasurer of the general partner of American Energy Capital Partners — Energy Recovery Program, LP, until its liquidation and dissolution in November 2015. Mr. Radesca also previously served as an executive officer of the advisor to UDF V from September 2013 to April 2016.

Prior to joining the predecessor to AR Global in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about our directors.

Compensation of Directors

We pay to each of our independent directors the fees described below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

If a director also is our employee or an employee of our Advisor or any of its affiliates or is otherwise not independent, we do not pay compensation for services rendered as a director.

We pay our independent directors a yearly retainer of $30,000 for each independent director and an additional yearly retainer of $55,000 for the lead independent director; $2,000 for each meeting of the Board or any committee personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a Board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee) for that day. We may issue shares of Common Stock in lieu of cash to pay fees earned by our directors, at each director’s election. The shares issued are not subject to vesting provisions because these payments, in lieu of cash, are related to fees earned for services performed. For their participation as members of the special committee formed to evaluate strategic transactions on behalf of the Company, Mr. Gong, Ms. Kabnick, and Mr. Perla each received $69,000.

We also pay a fee to each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

We have adopted an Amended and Restated Restricted Share Plan (the “A&R RSP”), described further below. Any awards issued pursuant to the A&R RSP will be in the amounts and on the terms specified in the applicable award agreement.

The following table sets forth information regarding compensation of our directors during the year ended December 31, 2016:

Name	Fees Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($)
Edward M. Weil, Jr.	—		—		—	—	—	—	—
David Gong	259,000	(3)	30,000	(8)	—	—	—	7,021	296,021
Lisa D. Kabnick	201,667	(4)	30,000	(9)	—	—	—	2,471	234,138
Leslie D. Michelson	—	(5)	—		—	—	—	—	—
Stanley R. Perla	188,500	(6)	30,000	(10)	—	—	—	8,122	226,622
Edward G. Rendell	—	(7)	—		—	—	—	—	—

(1)	Value of restricted stock awards granted during the year ended December 31, 2016 calculated based on the then-current Estimated Per-Share NAV approved by the Board of Directors. Awards vest over a five-year period.
(2)	The amount reported as “All Other Compensation” represents the value of distributions received on shares granted to the directors or shares issued in lieu of cash compensation during the year ended December 31, 2016.
(3)	Mr. Gong earned fees in the amount of $256,500 for services as a director, including fees earned for being the lead independent director, during the year ended December 31, 2016. The payment of $259,000 represents $225,667 and $33,333 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(4)	Ms. Kabnick earned fees in the amount of $199,500 for services as a director during the year ended December 31, 2016. The payment of $201,667 represents $173,750 and $27,917 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(5)	Mr. Michelson was appointed to the Board of Directors on February 16, 2017. Accordingly, Mr. Michelson did not earn any fees during the year ended December 31, 2016.
(6)	Mr. Perla earned fees in the amount of $195,000 for services as a director during the year ended December 31, 2016. The payment of $188,500 represents $174,750 and $13,750 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(7)	Mr. Rendell was appointed to the Board of Directors on February 16, 2017. Accordingly, Mr. Rendell did not earn any fees during the year ended December 31, 2016.
(8)	Represents 1,241 restricted shares granted on July 28, 2016.
(9)	Represents 1,241 restricted shares granted on July 28, 2016.
(10)	Represents 1,241 restricted shares granted on July 28, 2016.

Changes to Independent Director Compensation in Connection with Listing

On April 29, 2015, the Board of Directors, based on the recommendation of an independent compensation consultant, approved certain changes in compensation for the independent directors, effective upon listing our shares of Common Stock on the NYSE. After we list our shares of Common Stock, each of our independent directors will receive an annual fee for his or her services of $100,000, $50,000 of which will be payable in the form of cash and $50,000 of which is payable in the form of restricted shares of our Common Stock (one third of which vests in each of the succeeding three years). The lead independent director will receive an additional annual fee of $105,000, payable in cash. The lead independent director may elect to receive restricted shares of our Common Stock (one third of which vests in each of the succeeding three years) in lieu of all or a portion of the $105,000 additional annual fee. Each independent director will receive $30,000 in cash in the aggregate as an annual fee for his or her service on the audit committee, compensation committee and nominating and corporate governance committee. Each independent director will be able to elect to receive restricted shares of our Common Stock (one third of which vests in each of the succeeding three years) in lieu of all or a portion of the $30,000 annual fee for service on the audit committee, compensation committee and nominating and corporate governance committee. Our shares of Common Stock are approved for listing on the NYSE. Presently there is not an established market for our shares. Our approval for listing is valid through August 2017 and we may apply to extend the outside date for listing. Our Board of Directors has not yet determined when it will request that our Common Stock be listed and commence trading and any decision with respect to the timing of listing will be based on market conditions and other factors. There can be no assurance when or if our Common Stock will commence trading on the NYSE or as to the price at which our Common Stock will trade.

Share-Based Compensation

Restricted Share Plan

The Board of Directors adopted the A&R RSP on April 29, 2015, pursuant to which we may issue restricted shares of Common Stock and restricted stock units under specific award agreements to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of our Advisor or of entities that provide services to us, certain consultants to us and our Advisor and its affiliates or to entities that provide services to us.

Under the A&R RSP, we may issue up to 10.0% of our outstanding shares of Common Stock on a fully diluted basis at any time. Along with restricted shares of Common Stock, the A&R RSP gives us the flexibility to award restricted stock units (including dividend equivalent rights thereon). Restricted share awards entitle the recipient to receive common shares from us under terms that provide for vesting over a specified period of time. Restricted share awards granted pursuant to the A&R RSP provide for accelerated vesting of the portion of the unvested shares scheduled to vest in the year of the recipient’s voluntary termination or the failure to be re-elected to the Board of Directors. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares are subject to the same restrictions as the underlying restricted shares.

The following table sets forth information regarding securities authorized for issuance under the A&R RSP as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	—	—	—
Equity Compensation Plans not approved by security holders	—	—	6,561,231
Total	—	$—	6,561,231

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2017, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Edward M Weil, Jr.(2)	—		—
Nicholas Radesca	—		—
David Gong	5,148	(3)		*
Lisa D. Kabnick	2,482	(4)		*
Leslie D. Michelson	12,919	(5)		*
Stanley R. Perla	5,815	(6)		*
Edward G. Rendell	7,201	(7)		*
All Directors and Executive Officers as a group (7 persons)	33,565			*

*	Less than 1%
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.
(2)	Mr. Weil, the chairman of our Board of Directors, our chief executive officer and president, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global and AR Capital, LLC (“AR Capital”), Mr. Weil does not have direct or indirect voting or investment power over any shares that AR Global or AR Capital may own and Mr. Weil disclaims beneficial ownership of such shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 16,588 shares of our Common Stock and 203,526 shares of our Common Stock issuable in exchange for OP Units directly or indirectly beneficially owned by AR Global and 885 shares of our Common Stock directly or indirectly owned by AR Capital.
(3)	Includes 3,567 unvested restricted shares which vest over a five-year period following the grant date in increments of 20% per annum.
(4)	Includes 2,234 unvested restricted shares which vest over a five-year period following the grant date in increments of 20% per annum.
(5)	Includes 1,241 unvested restricted shares which vest over a five-year period following the grant date in increments of 20% per annum.
(6)	Includes 3,567 unvested restricted shares which vest over a five-year period following the grant date in increments of 20% per annum.
(7)	Includes 1,241 unvested restricted shares which vest over a five-year period following the grant date in increments of 20% per annum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Weil, the chairman of our Board, our chief executive officer and president also is the chief executive officer and president of our Advisor and our Property Manager. Nicholas Radesca, our chief financial officer, treasurer and secretary, is also the chief financial officer, treasurer and secretary of our Advisor and our Property Manager.

Our Advisor and our Property Manager are owned and controlled directly or indirectly by AR Global, which was the sponsor of our initial public offering. Mr. Weil is the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.

On September 6, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with, among others, American Realty Capital — Retail Centers of America, Inc. (“RCA”). The Merger Agreement provided for the merger of RCA with and into a wholly owned subsidiary of the Company and the merger of RCA’s operating partnership (the “RCA OP”) with and into the Company’s operating partnership, American Finance Operating Partnership, L.P. (the “OP”), (collectively, the “Merger”). The Merger became effective on February 16, 2017.

In connection with the Merger, the Company entered into the Third Amended and Restated Advisory Agreement (the “Third A&R Advisory Agreement”) with the Advisor on September 6, 2016 and the agreement became effective on February 21, 2017. In addition, the Company entered into the Amended and Restated Property Management Agreement (the “A&R Property Management Agreement”), and RCA’s property manager assigned RCA’s property management agreement (the “RCA Property Management Agreement”) to the Property Manager.

Prior to the Merger, the Company and RCA each were sponsored, directly or indirectly, by AR Global. AR Global and its affiliates provide investment and advisory services to the Company, and previously provided such services to RCA, pursuant to written advisory agreements. In 2017, in connection with, and subject to the terms and conditions of the Merger Agreement, 189,164 shares of Common Stock owned by AR Global and its affiliates were exchanged for 72,828 shares of Common Stock, 202 RCA OP units held by AR Global and its affiliates were exchanged for 86 OP Units of the OP and certain special limited partner interests in the RCA OP held by AR Global and its affiliates were, consistent with the terms of the RCA OP partnership agreement, redeemed for a cash payment of approximately $2.8 million.

Advisor

Prior to January 16, 2016, consistent with the Second Amended and Restated Advisory Agreement by and among the Company, the OP and our Advisor (the “Former Advisory Agreement”), our Advisor was paid certain fees and expense reimbursements by the Company, including an acquisition fee equal to 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for a loan or other investment. The Advisor also has been and may continue to be reimbursed for costs it incurs in providing investment-related services, or “insourced expenses.” These insourced expenses may not exceed, 0.5% of the contract purchase price of each acquired property and 0.5% of the amount advanced for a loan or other investment. Additionally, the Company has paid and may continue to pay third party acquisition expenses. The aggregate amount of acquisition fees and financing coordination fees (as described below) were not to exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. As of December 31, 2016, the total of all cumulative acquisition fees, acquisition expenses and financing coordination fees did not exceed the 4.5% threshold.

Additionally, prior to January 16, 2016, if our Advisor provided services in connection with the origination or refinancing of any debt that the Company obtained and used to acquire properties or to make other permitted investments, or that was assumed, directly or indirectly, in connection with the acquisition of properties, we paid our Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. The financing coordination fee and the acquisition fee were each terminated effective January 16, 2016 and no amounts of these fees were paid in the year ended December 31, 2016.

The Former Advisory Agreement required the Company to pay our Advisor a base management fee. The fixed portion of the base management fee, which was equal to $1.5 million per month, and was payable on the first business day of each month, while the variable portion of the base management fee, which is equal to 0.375% of the cumulative net proceeds of any equity raised subsequent to the potential listing of our Common Stock, is payable quarterly in arrears.

In connection with the Merger, the Company entered into the Third A&R Advisory Agreement. Under the Third A&R Advisory Agreement, the base management fee was increased from $18 million to (i) $21 million annually for the first year following February 21, 2017; (ii) $22.5 million annually for the second year following the February 21, 2017; and (iii) $24 million annually for the remainder of the term of the Third A&R Advisory Agreement. The variable portion of the Base Management Fee paid to the Advisor changed from a quarterly payment of 0.375% of the cumulative net proceeds of any equity raised after the Company lists its Common Stock on a national securities exchange to an equal monthly payment of an aggregate amount equal to 1.25% of the cumulative net proceeds of any equity raised by the Company or its subsidiaries after February 21, 2017.

In addition, under the Third A&R Advisory Agreement and the Former Advisory Agreement, the Company is required to pay our Advisor a variable management fee equal to (x) 15.0% of the applicable quarter’s Core Earnings (as defined below) per share in excess of $0.375 per share plus (y) 10.0% of the applicable quarter’s Core Earnings per share in excess of $0.50 per share, in each case as adjusted for changes in the number of shares of Common Stock outstanding. Core Earnings are defined as, for the applicable period, GAAP net income or loss excluding non-cash equity compensation expense, the variable management fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains, losses or other non-cash items recorded in net loss for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairment of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses. The Company did not pay any variable management fee during the year ended December 31, 2016.

During the year ended December 31, 2016, pursuant to the Advisory Agreements, we paid to our Advisor asset management fees (inclusive of base management fees) of $18.0 million.

The Third A&R Advisory Agreement grants the Company the right to internalize the services provided under the Third A&R Advisory Agreement (“Internalization”) after January 1, 2018 as long as (i) more than 67% of the Company’s independent directors have approved the Internalization; (ii) the Company provides proper notice to the Advisor (“Notice”); and (iii) the Company pays the Advisor a specified internalization fee pursuant to the terms of the Third A&R Advisory Agreement, which is equal to $15 million plus either (x) if the Internalization occurs on or before December 31, 2028, Subject Fees multiplied by 4.5 and (y) if the Internalization occurs on or after January 1, 2029, Subject Fees multiplied by 3.5 plus 1% of the purchase price of each acquisition or merger that occurs between Notice and the Internalization or 1% of the amount of new equity raised by the Company between the end of the fiscal quarter in which Notice was given and the Internalization. For the purposes of the Third A&R Advisory Agreement, Subject Fees means (I) (A) all amounts payable pursuant to the Advisory Agreement and property management agreement for the fiscal quarter in which Notice occurs multiplied by (B) four plus (II) without duplication, the annual increase in the Base Management Fee resulting from the amount of new equity raised by the Company within the fiscal quarter in which Notice occurs, as described in (b).

We also reimburse our Advisor’s costs of providing administrative services, but may not reimburse our Advisor for personnel costs in connection with services for which our Advisor receives acquisition fees, acquisition expenses or real estate commissions. We do not reimburse the Advisor for salaries, bonuses or benefits paid to our executive officers. For the year ended December 31, 2016, we reimbursed our Advisor $2.9 million for administrative services. We also reimburse the Advisor for lease commissions relating to executing new leases. For the year ended December 31, 2016, we incurred $1.3 million of cost reimbursements related to lease commissions.

Under the Former Advisory Agreement, the Advisor was paid a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the total brokerage commission paid, if a third party broker was also involved; provided, however, that in no event could the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. During the year ended December 31, 2016, the Company incurred $0.6 million of real estate commissions from the Advisor for its services in connection with the sale of real estate investments. The Third A&R Advisory Agreement does not require payment of a real estate commission.

As of March 15, 2017, in connection with asset management services provided by our Advisor prior to April 14, 2015, our Advisor owns 1,052,420 performance-based restricted, forfeitable partnership units of the OP designated as “Class B Units.” Our Advisor receives distributions on unvested Class B Units equal to the distribution amount received on the same number of shares of Common Stock. The Class B Units were intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the “economic hurdle”); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing; (ii) a transaction to which the Company or the OP, is a party, as a result of which OP Units or the Company’s Common Stock are exchanged for, or converted into, the right, or the holders of such securities are otherwise entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) our Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors after the economic hurdle described above has been met. Unvested Class B Units will be forfeited immediately if: (x) the advisory agreement is terminated for any reason other than a termination without cause; or (y) the advisory agreement is terminated without cause by an affirmative vote of a majority of the Board of Directors before the economic hurdle described above has been met.

Property Manager

Under the RCA Property Management Agreement, as assigned to the Property Manager pursuant to the Merger, the Company pays the Property Manager a management fee equal to 4% of the gross rental receipts generated by properties owned by RCA prior to the Merger as well as any existing anchored, stabilized core retail properties, such as power centers and lifestyle centers, or acquired by the Company after February 21, 2017 (the “Target Properties”), including common area maintenance reimbursements, tax and insurance reimbursements, percentage rental payments, utility reimbursements, late fees, vending machine collections, service charges, rental interruption insurance, and a 15% administrative charge for common area expenses if these expenses are collected from tenants under their leases. The Property Manager is also entitled to transition fees of up to $2,500 for each Target Property managed, a construction fee equal to 6% of construction costs incurred, if any, and reimbursement of all expenses specifically related to the operation of a Target Property, including compensation and benefits of property management, accounting, lease administration, executive and supervisory personnel of the Property Manager, and excluding expenses of the Property Manager’s corporate and general management office and excluding compensation and other expenses applicable to time spent on matters other than the Target Properties.

Our Property Manager, an entity that is indirectly wholly-owned by AR Global, is responsible for the management and leasing of our properties pursuant to a property management agreement. In connection with the Merger, the Company entered into the A&R Property Management Agreement, under which the properties owned by the Company prior to the Merger and any double- and triple-net leased single tenant properties acquired by the Company after February 21, 2017 will be managed.

No fees have were paid or reimbursed by the Company under the former property management agreement for the year ended December 31, 2016. The Company did not pay any fees under the RCA Property Management Agreement or the A&R Property Management Agreement for the year ended December 31, 2016.

Special Limited Partner

In connection with listing shares of our Common Stock, the Company, as the general partner of the OP, would cause the OP to issue a note (the “Listing Note”) to the Special Limited Partner to evidence the OP’s obligation to distribute to the Special Limited Partner an aggregate amount (the “Listing Amount”) equal to 15.0% of the difference (to the extent the result is a positive number) between:

•	the sum of (i) the “market value” (as defined in the Listing Note) of the Company’s Common Stock plus (ii) the sum of all distributions or dividends (from any source) paid by the Company to its stockholders prior to the listing of our Common Stock; and
•	the sum of (i) the gross proceeds (“Gross Proceeds”) of all public and private offerings, including issuance of the Company’s Common Stock pursuant to a merger or business combination (an “Offering”) plus (ii) the total amount of cash that, if distributed to those stockholders who purchased shares of common stock in an Offering, would have provided those stockholders a 6.0% cumulative, non-compounded, pre-tax annual return (based on a 365-day year) on the Gross Proceeds.

The “market value” used to calculate the Listing Amount will not be determinable until the end of a measurement period, the period of 30 consecutive trading days, commencing on the 180th day following the listing, unless another liquidity event, such as a merger, occurs prior to the end of the measurement period. If another liquidity event occurs prior to the end of the measurement period, the Listing Note provides for appropriate adjustment to the calculation of the Listing Amount.

The Special Limited Partner will have the right to receive distributions of “Net Sales Proceeds,” as defined in the Listing Note, until the Listing Note is paid in full; provided that, the Special Limited Partner has the right, but not the obligation, to convert the entire Special Limited Partner interest into OP Units. OP Units are convertible into shares of the Company’s Common Stock in accordance with the terms governing conversion of OP Units into shares of common stock and contained in the Second Amended and Restated Agreement of Limited Partnership of the OP by the Company, as general partner of its OP, with the limited partners party thereto (the “Second A&R OP Agreement”), which will be entered into at listing.

Former Arrangements

RCS, RCS Advisory Services, LLC (“RCS Advisory”), American National Stock Transfer, LLC (“ANST”) and SK Research, LLC (“SK Research”) are subsidiaries of RCAP that provided professional services to the Company through January 2016. Mr. Weil served as chief executive officer of RCAP until November 2015 and a director of RCAP until December 2015. Prior to or in connection with the RCAP bankruptcy in January 2016, all arrangements between either us, including agreements entered into by AR Global and its affiliates on our behalf, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated.

On March 8, 2017, the creditor trust established in connection with the RCAP bankruptcy filed suit against AR Global, the parent of our Advisor, our Advisor, advisors of other entities sponsored by the parent, and the parent’s principals (including Mr. Weil). The suit alleges, among other things, certain breaches of duties to RCAP. The Company is neither named in the suit, nor are there any allegations related to the services the Advisor provides to us. Our Advisor has informed us that it believes that the suit is without merit and intends to defend against it vigorously.

Investment Allocation Agreement

We are party to an investment opportunity allocation agreement (the “Global Allocation Agreement”) with GNL. Pursuant to the Global Allocation Agreement, each opportunity to acquire one or more domestic retail or distribution properties will be presented first to us, and each opportunity to acquire one or more domestic office or industrial properties will be presented first to GNL, and will be presented to us only after GNL has determined not to acquire the property.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through March 27, 2017.

Affiliated Transaction Best Practices Policy

Pursuant to AR Global’s affiliated transaction best practices policy, which was approved by our Board, we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the AR Global group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by any of the individuals who share control of the AR Global group of companies, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that we retain a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate of our Advisor in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

Our nominating and corporate governance committee reviews the material transactions between our Advisor, AR Global and their respective affiliates, on the one hand, and us, on the other hand. The nominating and corporate governance committee has determined that all our transactions with our Advisor, AR Global and their respective affiliates during the year ended December 31, 2016 were fair and were approved in accordance with the applicable Company policies. See “Proposal No. 1 — Election Of Directors — Oversight of Conflicts of Interest.”

In addition to the foregoing, we entered into the Global Allocation Agreement with GNL. See “— Investment Allocation Agreement.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2016. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Finance Trust, Inc.:

We have reviewed and discussed with management American Finance Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2016.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Finance Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee
David Gong (Chair)
Lisa D. Kabnick
Leslie D. Michelson
Stanley R. Perla

PROPOSAL NO. 2 —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. KPMG has audited our consolidated financial statements since the year ended December 31, 2014. KPMG reports directly to our audit committee.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG for and during the years ended December 31, 2016 and December 31, 2015 were as follows:

Audit Fees

KPMG’s audit fees for the audit of the Company’s financial statements for the years ended December 31, 2016 and December 31, 2015 were $992,205 and $862,021, respectively. The fees were for professional services rendered for the audits of the Company’s annual consolidated financial statements in connection with Annual Reports on Form 10-K, reviews of the Company’s quarterly consolidated financial statements in connection with Quarterly Reports on Form 10-Q and consents in connection with Company’s SEC registration statement filings.

Audit Related Fees

There were no audit related fees incurred from KPMG during the years ended December 31, 2016 and December 31, 2015.

Tax Fees

There were no tax fees incurred from KPMG during the years ended December 31, 2016 and December 31, 2015.

All Other Fees

There were no other fees incurred from KPMG during the years ended December 31, 2016 and December 31, 2015.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by KPMG were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2016, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of March 22, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.americanfinancetrust.com under the heading Corporate Governance. You may also obtain a copy of the Code of Ethics by writing to our secretary at: American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca. A waiver of the Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we will disclose the nature of the amendment or waiver on our website or in a report on Form 8-K. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2017 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2018 annual meeting of stockholders, the proposal must be received at our principal executive offices during the period beginning on October 30, 2017 and ending at 5:00 p.m., Eastern Time, on November 29, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2018 annual meeting of stockholders, our secretary must have received written notice of the proposal at our principal executive offices during the period beginning on October 30, 2017 and ending at 5:00 p.m., Eastern Time, on November 29, 2017. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All nominations must also comply with the Company’s Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Nicholas Radesca (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary

**AMERICAN FINANCE TRUST, INC.**
**405 PARK AVE., 14TH FLOOR**
**NEW YORK, NY 10022**

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com/AFIN or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25098-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**AMERICAN FINANCE TRUST, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of Directors

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Edward M. Weil, Jr. | ☐ | ☐ | ☐ |
| 1b. David Gong | ☐ | ☐ | ☐ |
| 1c. Lisa D. Kabnick | ☐ | ☐ | ☐ |
| 1d. Leslie D. Michelson | ☐ | ☐ | ☐ |
| 1e. Stanley R. Perla | ☐ | ☐ | ☐ |
| 1f. Edward G. Rendell | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the appointment of KPMG LLP as the Company's independent registered accounting firm for 2017. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/AFIN.

E25099-TBD

## American Finance Trust, Inc.
## Annual Meeting of Stockholders
## May 31, 2017 10:00 AM
## This proxy is solicited by the Board of Directors

The undersigned stockholder of American Finance Trust, Inc. (the "Company"), hereby appoints Edward M. Weil, Jr. and Nicholas Radesca, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York on May 31, 2017, commencing at 10:00 a.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

**When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.**

**Continued and to be signed on reverse side**

V.1.1